UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: November 14, 2000

                        (Date of Earliest Event Reported)

                         National Rehab Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)


               0-27159                                    65-0439467
      (Commission File Number)              (I.R.S. Employer Identification No.)


National Residential Properties, Inc.
        2921 NW 6th Avenue
          Miami, Florida                                   33127
(Address of Principal Executive Offices)                 (Zip Code)


                                 (305) 573-8882
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Historically, the Company has specialized in renovating or rebuilding "starter homes". However, subsequent to the year ended September 30, 1999, the Company changed its operational direction from that of building or remodeling these relatively low cost homes to the business of developing multifamily housing projects.

         To that end, on September 25, 2000, the Company's subsidiary, 2217 Acquisition Inc. ("2217 Acquisition"), entered into an arm's-length contract (the "Real Estate Contract") with an unaffiated entity to purchase a parcel of real estate (the "Real Estate") located at 2270 Southwest 32nd Avenue, Miami, Florida.

         To fund the acquisition of the Real Estate, on October 10, 2000, 2217 Acquisition issued its 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due October 10, 2002 (the "2217 Acquisition Debenture"), together with underlying shares of 2217 Acquisition's common stock, Par Value $0.001, into which the 2217 Acquisition Debenture is convertible from time to time.

         After deducting the expenses of the investment, including projected interest payments, the net proceeds to be received by 2217 Acquisition aggregated approximately $795,000.00. The first installment of proceeds were received on October 27, 2000; the second have yet to be received From these net proceeds, $300,000.00 was used to make the downpayment on the Real Estate, with the balance of the purchase price to be funded by a purchase money first mortgage on the Real Estate given to the Seller and a new mortgage from a Miami, Florida, lending institution, the terms of which have yet to be decided upon. The balance of the net proceeds were allocated to, and will be used as, working capital.

         Following the acquisition of the Real Estate by 2217 Acquisition, on October 31, 2000, 2217 Acquisition was merged into NRPI. By operation of law and pursuant to the Plan of Merger, the rights and obligations of 2217 Acquisition with respect to the Real Estate Contract and the 2217 Acquisition Debenture will enure to the benefit of and be binding upon the Company. In that connection, the 2217 Acquisition Debenture, together with the underlying shares of 2217 Acquisition's common stock, Par Value $0.001 per share, into which the 2217 Acquisition Debenture is convertible from time to time, shall be converted into an identical NRPI debenture (the "NRPI Debenture"), together with shares of underlying common stock, Par Value $0.001 per share, of NRPI into which the new NRPI Debenture may be converted.

         Following, and as a result of, the Merger, there were no changes in the shareholdings of Officers and Directors of the Corporation.


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 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


      (c) Exhibits:

      Exhibit No.                       Item

         2        Plan of Merger between National Residential Properties, Inc.
                  and 2217 Acquisition Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.

National Residential Properties, Inc.


Dated: November 16, 2000                         /s/ Richard Astrom
                                            By: Richard Astrom, President




Dated: November 16, 2000                         /s/ Christopher Astrom
                                            By: Christopher Astrom, Secretary

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                                 EXHIBIT INDEX

EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------

    2             Plan of Merger between National Residential Properties, Inc.
                  and 2217 Acquisition Inc.